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CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

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THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

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Third Point Issues New Presentation Laying Out 100 Day Plan to Refresh Campbell After Years of Stale Strategy and Value Destruction

Independent Slate Will Hit the Ground Running With a Detailed Blueprint for Driving Organizational, Strategic and Financial Enhancements

Plan Lays Out an Array of Specific Initiatives That Include Reenergizing the Corporate Culture, Investing in Underappreciated Soup Brands, Installing a World-Class CEO, and Modernizing Core Products

Third Point Believes That Years of Dismal Leadership and Massive Value Destruction Reinforce That New Perspectives Are Needed to Put Campbell on a Better Path

We Encourage Shareholders to Assess Our Plan, Consider the Results of the Current Board’s Reign of Error, and VOTE THE WHITE CARD to Elect the Independent Slate

NEW YORK--(BUSINESS WIRE)--Third Point LLC (LSE: TPOU) (“Third Point”), a New York-based investment firm managing approximately $17 billion in assets and a holder of approximately 7% of the outstanding common shares of Campbell Soup Company (NYSE: CPB) (“Campbell” or the “Company”), today released a new presentation that features the Independent Slate’s detailed 100-day operating plan to refresh Campbell’s stale, ineffective strategy. Please click here to download or view the full version. Along with the release of the presentation, Third Point added:

“After years of mistakes by billionaire heirs and ineffective leaders that harmed the Company and destroyed shareholder value, all of Campbell’s stakeholders deserve a new vision and a blueprint for restoring the Company to growth and profitability. Our 100-day operating plan positions the Independent Slate to hit the ground running by implementing a series of operational, strategic, and financial initiatives. These will include identifying a world-class permanent CEO, reviving the corporate culture, beginning to modernize core products, focusing on the Company’s legendary Soup brands, and rationalizing a recent reckless mergers and acquisitions spree.”

After reviewing our full plan here, we encourage shareholders to also review The Independents and Fiction vs. Fact to understand more about why the Independent Slate will respect Shareholder voices, end the Insider Board Members’ Reign of Error, and set Campbell on a new and profitable path. We urge all shareholders to VOTE the WHITE Proxy Card to elect the Independent Slate.

** *

Your Vote Is Important, No Matter How Many or How Few Shares You Own!

PLEASE REMEMBER TO CAN THE COMPANY’S CARD! If you return a Campbell’s proxy card – even by simply indicating “withhold” on the Company’s slate – you will revoke any vote you had previously submitted for the Third Point nominees on the WHITE proxy card.

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.

CONTACTS

For Media:

Third Point LLC

Elissa Doyle, 917-748-8533

Chief Marketing Officer

edoyle@thirdpoint.com

###

#RefreshTheRecipe OCTOBER 2018

The information in this presentation is for information purposes only, and this presentation does not constitute an offer to purchase or sell any security or investment product, nor does it constitute professional advice. The information in this presentation is based on publicly available information about Campbell Soup Company (“Campbell”). Except where otherwise indicated, the information in this presentation speaks only as of the date set forth on the cover page. Permission to quote third party reports in this presentation has been neither sought nor obtained. This presentation may include forward-looking statements that reflect the current views of Third Point LLC (“Third Point”), the proposed director nominees and other participants in the solicitation of proxies from stockholders of Campbell for the 2018 annual meeting of stockholders of Campbell, with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would,” and similar words are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the control of the parties making such statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this presentation are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Campbell or its business, operations, or financial condition. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise. DISCLAIMER Source: Third Point LLC

Overview Case for Change Independent Slate Operating Plan Biographies TABLE OF CONTENTS

OVERVIEW

Proven Track Record Since inception in 1995, the Firm has generated average net annualized returns of 18% compared to the CS Event Driven Index, HFRI Event Driven Index, and S&P 500 returns of 8%, 9%, and 10%, respectively, over the same period Third Point has made over 40 active investments and has been successful during 100% of the firm’s historical proxy campaigns Notable Recent Active Positions Yahoo!: Third Point helped create approximately $15 billion of value for shareholders; share price increased over 85% while Third Point directors served on the board from May 2012 until July 2013 Sotheby’s: Third Point helped create approximately $460 million of value for shareholders through 9/30/18; share price increased 16% while Third Point directors have served on the board since May 2014 Baxter: Third Point helped create approximately $26 billion of value for shareholders through 9/30/18; share price increased 143% while Third Point directors have served on the board since September 2015 Dow: Third Point helped create approximately $43 billion of value for shareholders through 9/30/18; share price increased 90% since Third Point began engaging with Dow Chemical in November 2013 Note: Third Point returns reflect Third Point Partners from inception (June 1995) through 9.30.18. All references to CS and HFRI Indices reflect performance calculated through 9.30.18 Source: Third Point LLC Third Point LLC is an SEC-registered investment adviser based in New York Approximately $17 billion under management Founder and CEO, Daniel S. Loeb, has over 30 years of experience in the financial markets Firm Overview Third Point Highlights THIRD POINT

Campbell’s incumbent Board of Directors (“Board”) has overseen a series of strategic and operational blunders over many years that have driven extreme underperformance in Campbell shares over any relevant period of time, e.g., 20 years (19% total shareholder return vs. 306% for S&P 500), 10 years, 5 years, 3 years, and 1 year Within the past year, financial and operational performance has significantly worsened: soup business in sharp decline, acquired fresh food assets now loss-making, Snyder’s-Lance integration hiccups, substantial margin pressures, multiple large earnings disappointments, leverage over 5x, no permanent CEO Iconic American companies like General Electric and Sears have faltered; Campbell is at risk of suffering a similar fate under its current leadership, which does not seem to grasp the severity of the current situation Incumbent Board had an opportunity to take bold corrective action during the strategic review process, but failed to do so, and can now no longer be relied upon to lead the Company That same Board allowed the combined share % ownership of billionaire sibling heirs (and fellow Board members) Mary Alice & Bennett Dorrance to creep up over time from 22% to 33% through share buybacks, effectively handing them a blocking right on change; any well-advised, vigilant board should have protected independent shareholders Third Point has partnered with a member of the Dorrance family (George Strawbridge, Jr.) and seeks to replace the incumbent Board with an attractive new slate of nominees (“Independent Slate”) Independent Slate brings relevant skills and experience needed to reverse decades of significant underperformance, operate Campbell from day one, and create long-term, sustainable value for ALL shareholders Note: Total shareholder return includes dividends; data from 9.28.98 to 9.28.18 Source: Third Point LLC SITUATION OVERVIEW Time to refresh Campbell, an iconic American company suffering from woeful mismanagement

Hire a world-class CEO and recruit/promote new senior leaders with fresh perspectives; reenergize the culture around shared values and goals Return soup business to growth by improving innovation, optimizing pricing, and repairing key customer relationships Execute on “self-help” opportunities by capturing in-flight cost savings and Snyder’s-Lance deal synergies Participate more fully in growth of attractive snack categories Explore ALL options to create shareholder value, including a separation of Campbell into two pure-play businesses (Grocery and Snacks) Source: Third Point LLC OPERATING PLAN Independent Slate brings credible operating plan to create long-term value for shareholders

CASE FOR CHANGE

CAMPBELL OVERVIEW Packaged food business focused on snacks, soup, simple meals, and beverages Approximately $10b in sales (including Snyder’s-Lance) Note: Campbell market cap approximately $11 billion and enterprise value approximately $21 billion as of 9.28.18 Source: Third Point LLC; Company Materials Owns series of iconic brands Category Mix 46% Snacks 27% Soup 10% Beverage 17% Simple Meals

TOTAL SHAREHOLDER RETURN Campbell’s incumbent Board has failed to create enduring value for shareholders Note: Total shareholder return includes dividends; data from 9.28.98 to 9.28.18 Source: Third Point LLC; Bloomberg Campbell has dramatically underperformed the S&P 500 and key US packaged food peers

TOTAL SHAREHOLDER RETURN Campbell has also significantly underperformed on a 10YR, 5YR, 3YR, and 1YR basis Note: Total shareholder return includes dividends; data from 9.26.08 (10YR), 9.27.13 (5YR), 9.28.15 (3YR), 9.28.17 (1YR) to 9.28.18 (all charts) Source: Third Point LLC; Bloomberg

CAMPBELL TODAY The past year has been particularly disastrous Losing market share across categories as core business significantly underperforms Earnings in rapid decline given sales weakness and substantial margin pressure Execution issues already plaguing highly complex integration with Snyder’s-Lance Leverage over 5x net debt / EBITDA, leaving limited room to maneuver No permanent CEO since the incumbent Board failed to plan for succession Responsibility for current predicament lies squarely with the incumbent Board Source: Third Point LLC; Google Images

HOW DID WE GET HERE? Incumbent Board has consistently failed Campbell shareholders Note: Campbell’s “everything is on the table” comment from fiscal 3q18 earnings call (5.18.18) Source: Third Point LLC; Company Materials; Bloomberg Failed to execute on corporate strategy Completely botched acquisition-fueled expansion into fresh food Missed key consumer trends in soup (natural and organic ingredients, contemporary packaging) and then, to catch up, overpaid for rival Pacific Foods as Campbell’s core soup business deteriorated further Given struggles in fresh food and soup, incumbent Board doubled down on snacks and massively overpaid for Snyder’s-Lance in a $6 billion “bet the company” transaction that has saddled the Company with a large debt burden Failed to hold CEO accountable and failed to plan for succession Incumbent Board lavished Denise Morrison with more than $60 million in total compensation during her tenure as CEO (2011 – 2018) despite a series of strategic and operational missteps Company problems now exacerbated by lack of leadership since incumbent Board shockingly had no clear plan to replace Morrison when she abruptly stepped down at age 63 Failed to conduct proper strategic review Company announced comprehensive review (“everything is on the table”) in May 2018 in response to rapidly deteriorating financial and operational performance Incumbent Board then failed to take any bold actions and instead announced some divestitures (fresh food, global snacks) worth approximately 10% of Company EBIT, largely preserving the status quo

HOW DID WE GET HERE? Incumbent Board was “asleep at the switch” as a series of strategic and operational blunders were made Note: Campbell’s comment from fiscal 4q18 earnings call (8.30.18) Source: Emphasis from Third Point LLC; Company Materials Campbell Board member & interim CEO Keith McLoughlin “ ” Simply put we lost focus. We lost focus strategically. We had too many initiatives that made the company unnecessarily complex. We were in the food business and the ag business. We had growth businesses and we had cash businesses. We were focused on startup businesses and venture capital investments. We aggressively pursued the important consumer megatrend of health and well-being without having clarity on our source of uniqueness or whether we brought a competitive advantage to the space, and we depended too much on M&A to shape our business strategy. We lost focus within our products and brands. We did not manage our portfolio in a differentiated manner. We pushed cash businesses for growth and we underfunded growth businesses. Our resource and capital allocation discipline was inadequate and we didn't properly align our resources with our core business franchises where we have strong market positions unique capabilities and the right to win. Lastly we lost focus in process and execution. Our management processes lack the necessary operating discipline. We created too many silos throughout the company where decision rights were unclear. We lacked agility and we're slow to react to customer needs. And finally we didn't have a culture of accountability which led to poor execution.

CORPORATE STRATEGY Campbell has spent over $8 billion on acquisitions since 2012, taking leverage to over 5x, as it acquired a hodgepodge of assets with seemingly little strategic logic Independent Slate wonders if incumbent Board merely “rubber stamped” these acquisitions without conducting proper and independent due diligence 2012 2013 2014 2015 2016 2017 2018 Source: Third Point LLC; Google Images

CORPORATE STRATEGY — FRESH FOOD Campbell’s move into fresh food with $1.55 billion deal for Bolthouse Farms has been a disaster and has already led to nearly $1 billion in impairment charges Bolthouse Farms deal marred by countless executional issues Fresh food segment now loss-making, despite contribution from Garden Fresh Gourmet Note: Campbell has taken three separate impairment charges totaling $972 million for its fresh food segment; Quotation from Piper Jaffray report “Strategic Update Preview” (8.13.18); FY18 segment EBIT before corporate expense; $92 million Adj. EBIT from transaction press release (July 2012) Source: Third Point LLC; Company Materials; Piper Jaffray Campbell has struggled with sourcing and product quality issues, product recalls, share losses, reduced shelf space, and a host of other problems Campbell was also slow to innovate its fresh food products (e.g. juices, shakes) to meet modern consumer demands for reduced sugar and greater functional benefits While Campbell's intentions may have been admirable in trying to move into fresh food, its execution was abysmal. – Piper Jaffray “ ”

CORPORATE STRATEGY — SMALL DEALS Other deals like Garden Fresh Gourmet (salsa) and Plum Organics (baby food) have not worked Garden Fresh Gourmet Plum Organics Note: Comments from FY18 10-K; $64 million impairment charge part of $972 million taken against fresh food Source: Third Point LLC; Company Materials “ ” During 2017, sales and operating profit performance for Garden Fresh Gourmet… were well below expectations, and we lowered our outlook for the second half of 2017 due to customer losses and failure to meet product distribution goals. Based upon the business performance in 2017, our reduced near-term outlook, and reduced expectations for sales, operating margins and discounted cash flows, we performed an interim impairment assessment in the second quarter, which resulted in a $64 million impairment charge. Campbell Soup “ ” In 2018, sales and operating performance were well below expectations due in part to competitive pressure and reduced margins. In the fourth quarter of 2018, as part of a strategic review initiated by a new leadership team and based on recent performance, we lowered our long-term outlook for future sales. In the fourth quarter of 2018, as part of our annual review of intangible assets, we recognized an impairment charge of $54 million. Campbell Soup

CORPORATE STRATEGY — VENTURE BETS Campbell also blew shareholder money on speculative investments in businesses like (now defunct) Juicero Note: Campbell invested $13.5 million in Juicero per press release (October 2016) Source: Third Point LLC; Company Materials; Google Images; Engadget, The Guardian, Eater Juicero shut down upon discovery that its technology was basically worthless

CORPORATE STRATEGY — SOUP As Campbell busied itself with lousy deals, core soup business lost relevance with consumers and fell into significant decline Campbell allowed its brand equity to deteriorate Sales declines have accelerated with most recent quarter down a shocking 14% Note: Campbell’s comment from fiscal 4q18 earnings call (8.30.18); Campbell US soup growth disclosed on Company earnings calls Source: Third Point LLC; Company Materials Missed key consumer trends Failed to modernize core legacy products with new packaging, flavors, ingredients Innovation and marketing failed to resonate with consumers We did not do enough to keep our soup products and brands relevant with consumers. – Board member & interim CEO Keith McLoughlin “ ”

CORPORATE STRATEGY — SOUP After missing trends in core soup business, Campbell paid up for Pacific Foods Campbell missed key shift in consumer preferences in soup (despite dominating category) Natural and organic ingredients Contemporary packaging (e.g. resealable box vs. traditional can) Failure to participate in these trends forced Campbell to acquire Pacific Foods, a manufacturer of organic broth and soup, shelf-stable beverages, and other meals and sides Paid $700 million for Pacific Foods in 2017 Deal guided to be ~2% dilutive to earnings in FY18 Note: Campbell guidance from transaction press release (December 2017) Source: Third Point LLC; Company Materials; Google Images

CORPORATE STRATEGY — SOUP Campbell also mismanaged the retail channel, driving large market share losses Self-inflicted problems in the retail channel Campbell losing share to branded AND private label competitors Note: Campbell’s comment from fiscal 4q18 earnings call (8.30.18); Last 52wks through 7.29.18 (per Campbell fiscal 4q18 public presentation) Source: Third Point LLC; Company Materials; IRI Raised prices on core legacy products without increasing value to consumers Mismanaged price gaps and trade spending Created an unnecessary conflict with Walmart, its most important customer “ In recent years, we have pushed the [soup] business too hard on pricing and margin. – Board member & interim CEO Keith McLoughlin “ ”

CORPORATE STRATEGY — SNACKS With fresh food and soup under pressure, Campbell doubled down on snacks in an expensive “bet the company” transaction that brings significant financial and operational risks Acquired Snyder’s-Lance, a US snacks business, in March 2018 High purchase price ($6 billion, nearly 20x EBITDA) All debt transaction saddled the Company with over 5x leverage Deal fraught with execution risk Ill-timed acquisition given issues in rest of portfolio Acquired assets complicated to integrate with Campbell’s legacy Pepperidge Farm snacking business given complex routes to market (multiple separate direct store delivery systems) Note: Quotation from UBS report “Will Snyder’s-Lance create shareholder value for Campbell” (1.24.18) Source: Third Point LLC; Company Materials; Google Images; UBS “ We believe Campbell's acquisition of Snyder's-Lance adds execution risk across both organizations… Snyder's integration complexity and lofty cost target guidance leave us skeptical of material stock value creation. – UBS “ ”

CORPORATE STRATEGY — SNACKS Snyder’s-Lance deal already off to a poor start Campbell lowered accretion guidance twice in the first six months after deal announcement Sales in measured channels have deteriorated since the acquisition and are now declining Note: IRI scanner data through 8.26.18; deal announced 12.18.17 and closed 3.27.18 Source: Third Point LLC; Company Materials; IRI Original guidance called for 5-7% EPS accretion in FY19 in December 2017 Guidance reduced to “modestly accretive” in FY19 at industry conference in February 2018 Guidance again reduced to “modestly dilutive” in FY19 with earnings report in May 2018 Company cited unforeseen issues related to pricing, promotions, and higher than expected costs for freight, transportation, and production Snyder’s-Lance trailing 4wk sales growth, %

CORPORATE STRATEGY — EARNINGS Strategic and operational blunders have tanked sales, operating profit, and earnings Campbell’s most recent quarter was disastrous… …and inspires little hope for the future Note: Campbell guided FY19 Adj. EPS to $2.45-2.53 before divestitures vs. FY18 Adj. EPS of $2.87 Source: Third Point LLC; Company Materials All metrics posted substantial declines, with worsening pressure on sales, gross margin, operating margin, and earnings Guidance for FY19 was extremely poor and calls for a double digit % decline in earnings despite adding Pacific Foods and Snyder’s-Lance

CORPORATE STRATEGY — EARNINGS Less than a month after giving terrible FY19 guidance, Campbell gave investors another negative update Campbell, in its FY18 10-K, disclosed that “cost increases, shipment delays, and weather-related issues” would have a “negative impact” on fiscal 1q19 In follow up conversations with leading sell-side analysts, Campbell confirmed these headwinds create risk to FY19 guidance On the back of this incremental bad news, the stock fell another 6% to $36.63 over the next two days Note: Quotation from Goldman Sachs report “Trimming estimates on supply disruptions, protracted Walmart challenges and FX” (9.27.18) Source: Third Point LLC; Company Materials; Bloomberg; Goldman Sachs “ Each of these developments is unfortunate and places management’s full-year guidance at risk, in our view. The risk to earnings has obvious flow through implications to the company’s cash flow, which adds to concern given the company’s already challenged liquidity and balance sheet profile. – Goldman Sachs “ ”

CORPORATE STRATEGY — EARNINGS Execution issues seem to be getting worse, creating further risk to FY19 earnings Note: Photo taken in late October 2018 at Giant Eagle store in Pittsburgh Source: Third Point LLC Channel checks show LONG TERM out of stocks across wide range of key grocery products Independent Slate believes inexcusable operational issues exacerbated by Incumbent Board’s ongoing failure to provide adequate oversight

RETURN ON INVESTED CAPITAL Poor capital allocation and declines in the core business combined have weighed on returns Note: Return on Invested Capital defined as Adj. EBIT (per Company) less 25% tax rate (per Company FY19 guidance), divided by average invested capital (per Bloomberg); same tax rate used across all periods for “apples-to-apples” comparison; FY19e based on mid-point of management guidance pre divestitures ($1.37-1.41b) and year-end FY18 invested capital (per Bloomberg) Source: Third Point LLC; Bloomberg Shareholders have endured substantial declines in ROIC under the incumbent Board

LACK OF ACCOUNTABILITY Incumbent Board failed to hold CEO accountable Incumbent Board claims to maintain a “strong alignment between corporate performance and compensation” However, same Board lavished fellow board member Denise Morrison with over $60 million in total compensation during her tenure as CEO. Over that time, earnings did not grow, leverage ballooned, and ROIC imploded To pay so much for such poor performance suggests the incumbent Board either did not understand what was happening to the business (suggesting incompetence) or claimed it was paying for performance it knew it was not getting (suggesting deceit) Note: Campbell quotation from 2017 proxy statement; FY11 Adj. EPS of $2.54 is above FY19 Adj. EPS guidance of $2.45-2.53 Source: Third Point LLC; Company Materials; Bloomberg Incumbent Board’s complete failure to hold CEO accountable led to a compensation scheme that is insulting to Campbell employees and shareholders

LACK OF LEADERSHIP Incumbent Board also failed to plan for succession, leaving Campbell without a permanent CEO at a crucial juncture in its history Denise Morrison (CEO since August 2011) abruptly left as the Company reported disastrous fiscal 3q18 earnings and lowered forward guidance Despite years of issues and a CEO approaching retirement age, incumbent Board failed to develop a succession plan (a critical duty of any board) As a result, Campbell now led by interim CEO Keith McLoughlin, who has zero operating experience in packaged food and most recently served as CEO of Swedish appliance manufacturer Electrolux Lack of leadership, combined with rapidly deteriorating financial and operational performance, presumably led Campbell to announce a strategic review “If you fail to plan, you are planning to fail.” – Benjamin Franklin Note: Denise Morrison age 63 at retirement Source: Third Point LLC; Company Materials; Google Images

STRATEGIC REVIEW Incumbent Board had an opportunity to take bold action during the strategic review process, but instead largely recommitted to the failing status quo Campbell concluded its strategic review by announcing plans to divest its fresh foods and global snacks businesses (collectively worth approximately 10% of Company EBIT) Merely selling off some non-core assets to pay down debt does little to address the underlying problems and leadership failures plaguing the core business Given the result, the Independent Slate wonders if all options were truly “on the table” or if the incumbent Board may have mislead shareholders about the scope of the strategic review Note: Campbell’s Corporate Governance Standards specify that the “Board believes that the primary responsibilities of directors are to exercise their business judgment in good faith and to act in what they reasonably believe to be in the best interests of all shareholders”; Campbell’s “everything is on the table” comment from fiscal 3q18 earnings call (5.18.18) Source: Third Point LLC; Company Materials Incumbent Board may have failed to perform its fiduciary duty to act in the best interests of ALL shareholders in order to protect the interests of corporate insiders and billionaire heirs

ANALYST PERSPECTIVE After failed strategic review, leading sell-side analysts see need for greater change Note: Emphasis from Third Point; quotations from Goldman Sachs report “Fundamentals deteriorate and turnaround plans are still lacking” (8.30.18), Consumer Edge Research report “Q4 Follow up – Not The End… But The End Of The Beginning” (8.30.18), Gordon Haskett note “Mm-Mm Bad” (9.4.18) Source: Third Point LLC; Goldman Sachs; Consumer Edge Research; Gordon Haskett “ ” What we found most interesting… was Interim CEO Keith McLoughlin's point-by-point assessment of what had gone wrong at CPB. Not only did this appraisal destroy ex-CEO Denise Morrison's legacy but it also served as a scathing critique of a board that let the company drift during the Morrison era. "Simply put, we lost focus. We lost focus strategically [and] we had too many initiatives that made the company unnecessarily complex," said McLoughlin. Between that line and a few that followed, McLoughlin basically threw the board under the bus and with that, we don't see how Chairman [Les] Vinney and a few other directors can continue serving as board members. Gordon Haskett Goldman Sachs While there was a lot to digest, all-in we learned little that altered our view of the fundamental trajectory of the business or value of the stock. “ ” Consumer Edge One need look no further than [fiscal 4q18] performance to understand that change is long overdue. “ ”

Bank Rating Price Target SELL $36 SELL $35 SELL $33 SELL $33 SELL $31 SELL $31 ANALYST PERSPECTIVE Absent greater change, analysts see little hope for Campbell shares (under current leadership) Sell-side analysts more bearish on Campbell than they are on other US packaged food peers… …and leading banks still see downside to shares Note: Ratings and price targets as of 9.28.18; 19 analysts cover Campbell Source: Third Point LLC; Bloomberg

EMPLOYEE PERSPECTIVE Employees also see little hope for Campbell (under current leadership) Note: Data as of 10.25.18 Source: Third Point LLC; Glassdoor Morale inside the company has tanked… …and employees have limited faith in the CEO Keith McLoughlin appointed CEO Strategic review concludes

GOVERNANCE FAILURES Incumbent Board trying to hide its corporate governance failures and mislead shareholders Dorrance family qualifications & conflicts: Materials avoid details about relevant experience and business acumen of billionaire sibling heirs Mary Alice & Bennett Dorrance, merely citing “extensive knowledge of Campbell’s history” Dorrance family blocking rights: Materials avoid details about how the Incumbent Board allowed the combined voting bloc of Mary Alice & Bennett Dorrance to creep up over time from 22% to 33% through share buybacks, effectively handing them a blocking right on change Dorrance family pledging of shares: Materials avoid details about the 14 million shares that Bennett Dorrance has pledged as collateral for bank loans, and why he failed to decrease that amount (from FY17 to FY18) in accordance with the Company’s stated policy that such pledging be reduced Incumbent Board strategic review: Materials avoid details about why the Board settled on its strategic plan before hiring a permanent CEO and the extent to which the recommendations of outside advisors were incorporated CEO departure & succession plan: Materials avoid details about Denise Morrison’s departure, including why the Incumbent Board paid her such a generous severance package (after such abysmal performance), and why that same Board failed to have an appropriate succession plan Source: Third Point LLC Incumbent Board omitting critical facts from its proxy statement

GOVERNANCE FAILURES

Incumbent Board enabled the "creeping take-over" of Campbell by Mary Alice & Bennett Dorrance, even as they sold shares

Billionaire heirs effectively handed blocking rights through Board-sponsored share buybacks

Combined share ownership of Mary Alice & Bennett Dorrance, %



22%
26%
31%
33%
1994
2002
2010
2018
shares owned:
107
105
103
100

Incumbent Board failed to protect ALL shareholders

- Mary Alice (and her cousin Archbold Dorrance van Beuren) sat on the Board committee that oversaw the Company's share buyback plan
- Campbell's Charter requires a super-majority vote (two-thirds) to approve mergers or other business combinations
- Incumbent Board failed to obtain, for independent shareholders, any protection (or other concession) from Mary Alice & Bennett

Independent Slate wonders if Incumbent Board saddled the Company with excessive debt to pay all cash for Snyder's-Lance in order to protect blocking rights of fellow board members Mary Alice & Bennett Dorrance

Note: Numbers rounded; shares in millions; Campbell shares adjusted for share split in 1997
Source: Third Point LLC; Company Materials

THIRD POINT

#RefreshTheRecipe | 35

TIME FOR CHANGE Incumbent Board offering shareholders and employees more of the same; new leadership required to fix Campbell Incumbent Board has overseen a series of strategic and operational blunders that have placed the company in a precarious situation Incumbent Board now asking shareholders to ignore the past and give them yet another chance Recent strategic review failed to take bold actions and largely preserved the failing status quo, with limited changes to strategy or personnel Incumbent Board has lost all credibility with shareholders, employees, and customers, and it would be reckless to leave those that created this situation in charge of fixing it “Insanity is doing the same thing over and over again and expecting different results” – Albert Einstein Note: Quotation historically attributed to Albert Einstein Source: Third Point LLC; Google Images

THE INDEPENDENT SLATE

INDEPENDENT SLATE

To provide much needed change, Third Point seeks to replace the entire incumbent Board with an attractive new slate of highly qualified nominees



Franci Blassberg
(Debevoise & Plimpton)



Matthew Cohen
(Third Point)



Sarah Hofstetter
(360i, Kayak Communications)



Munib Islam
(Third Point)



Lawrence C. Karlson
(former Campbell Board member)



Bozoma Saint John
(Endeavor, Uber, Apple, Pepsi)



Kurt T. Schmidt
(Blue Buffalo, Nestlé, Gerber)



Raymond Silcock
(Campbell, CTI Foods, Diamond Foods)



David Silverman
(CrossLead, McChrystal Group)



Michael J. Silverstein
(Boston Consulting Group, Author)



George Strawbridge, Jr.
(Family member, former Campbell Board member)



William D. Toler
(Campbell, Hostess, Advance Pierre, Pinnacle Foods)

Note: Slide reflects certain positions currently and/or formerly held by director nominees; see definitive proxy statement filed by Third Point and dated 9.27.18 for further information regarding each nominee
Source: Third Point LLC

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INDEPENDENT SLATE Independent Slate has the experience and skills to ensure a smooth transition and help create a better path forward Strawbridge is a Dorrance family member and large Campbell shareholder Strawbridge and Karlson both previously served on Campbell’s Board Silcock and Toler both held important operational roles at Campbell Campbell Experience Blassberg (corporate lawyer) brings substantial transaction-related expertise Islam and Cohen (institutional investors from Third Point) bring capital allocation skills and decades of combined investment experience across consumer products Capital Allocation Hofstetter and Saint John (marketing experts) bring significant marketing and digital experience Silverman (operational consultant) brings significant organizational and management expertise Business Acumen Schmidt, Silcock, and Toler (industry executives) have held key roles at many leading food and beverage companies including Nestlé, Blue Buffalo, Pinnacle Foods, Hostess Brands, and Diamond Foods Silverstein (strategy consultant) has advised many leading consumer businesses and brings expertise in consumer behavior and new product innovation Industry Expertise Note: See definitive proxy statement filed by Third Point on 9.27.18 for further information regarding each nominee Source: Third Point LLC

INDEPENDENT SLATE Independent Slate brings a wide range of skills and experience to the table Source: Third Point LLC

OPERATING PLAN

INDEPENDENT SLATE Independent Slate will pursue optimal outcomes for ALL shareholders Will bring objective mindset; remain open to all options, unwedded to historical mistakes and failures Will make evidence-based decisions, unclouded by anecdotes, biases, and emotions Will NOT prioritize interests of corporate insiders and billionaire heirs at the expense of other shareholders Will attract highly qualified CEO candidates and other leaders who are otherwise unwilling to work for incumbent Board Source: Third Point LLC; Google Images

Source: Third Point LLC; Google Images 100-DAY PLAN Independent Slate ready to hit the ground running Reassure all employees that we are here to help restore an American icon Listen to key stakeholders and learn Evaluate recent strategic review and proposed asset divestitures Recruit world-class permanent CEO Develop new internal strategy and operating plan Reenergize culture around shared values and goals

Org health: Reassure employees of intention to improve the company, help restore an American icon Host town-hall meetings to reaffirm belief in the people, the brands, and the market opportunities Go on a “listening tour” to deepen understanding of challenges facing the organization CEO search: Begin professional search for world-class permanent CEO Note: Bill Toler (member of Independent Slate) prepared to be interim-CEO (if needed) Management: Assess senior leadership, including whether Keith McLoughlin should remain interim-CEO Organization Diligence: Perform extensive analysis of internal documents and data to review the business by category and by brand Financial guidance: Assess whether FY19 guidance is achievable Synergy capture: Evaluate Snyder’s-Lance synergy opportunity Financials Strategy Source: Third Point LLC; Google Images BLUEPRINT FOR ACTION Days 0-30: Immediate action Diligence: Conduct thorough analysis of Campbell’s recent strategic review As part of that process, seek objective views from involved third party advisors Portfolio re-shaping: Evaluate proposed asset divestitures (fresh food, international snacks) and identify additional opportunities to better align portfolio around key categories

CEO search: Hire world-class permanent CEO Management: Work with new CEO to evaluate senior leaders and determine how to build optimal management team (retain, add, or replace) Compensation: Evaluate reward and recognition systems Org Health: Reaffirm commitment to strengthening internal talent pipeline Customer relationship management: Review joint business plans with key customers (including Walmart); in the meantime, assess pricing to evaluate price gaps vs. private label Value creation: Assess financial impact of potential revenue growth and cost savings opportunities Perform extensive internal and external benchmarking that will inform company strategy Direction-setting: Work with permanent CEO to chart new course for Campbell (e.g. strategic priorities, targets) Create internal strategy task force comprised of management and board members Portfolio re-shaping: Consider further divestitures of non-core assets and opportunities for bolt-on acquisitions in key categories Corporate structure: Explore whether current corporate structure is optimal or a separation into two better focused companies (Grocery, Snacks) makes more sense given different business outlooks and opportunities BLUEPRINT FOR ACTION Days 30-60: Rebuild for effectiveness Financials Strategy Organization Source: Third Point LLC

Org health: Boost morale and reenergize corporate culture around shared values and goals Management: Recruit new senior leadership talent to fill key gaps Compensation: Set key performance indicators (KPIs) and establish incentive compensation plans to better align pay with performance Governance: Help establish systems to monitor company progress and create accountability to shareholders Financial guidance: Set new financial targets based on updated strategy Customer relationship management: Begin repairing relationships with key retail customers Value creation: Start executing on identified revenue growth and cost savings opportunities, as outlined in strategy Synergy capture: Execute on Snyder’s-Lance synergies, as outlined in strategy Direction-setting: Finalize conclusions from strategy task force, review implications Corporate structure: Determine whether or not to split company into Grocery and Snacks businesses Strategy formulation: Lay out clear go-forward strategy and near-term plan (including ‘immediate fixes’) Strategy dissemination: Communicate plan internally and externally to all key stakeholders BLUEPRINT FOR ACTION Days 60-100: Set long-term path Financials Strategy Organization Source: Third Point LLC; Google Images

VISION FOR FUTURE Independent Slate sees a path towards a future where the iconic Campbell brand is restored, as is shareholder confidence in the company… TO FROM Refreshed, modern products that resonate with today’s consumers Core products that seem tired and out-of-date Fully integrated deals that maximize potential of acquired businesses Poorly integrated acquisitions World-class permanent CEO at the helm Interim CEO largely sticking to status quo Lack of accountability, where the incumbent Board was “asleep at the switch” A culture of accountability, with greater board engagement and fair pay for performance Company run for benefit of corporate insiders and billionaire heirs Company run for benefit of ALL shareholders Reenergized corporate culture Low morale after years of failed leadership Source: Third Point LLC

VALUE CREATION Independent Slate sees many levers to create value Sales Innovation Pricing and promotions Demand generation E-commerce and digital Bolt-on acquisitions COGS Trade spending and promotions SKU rationalization Procurement savings Manufacturing footprint optimization SG&A Integration of prior acquisitions Snyder’s-Lance deal synergies Shared services DSD network optimization Source: Third Point LLC

SOUP – INNOVATION

Independent Slate sees opportunity to "refresh" core legacy products (packaging, flavors, ingredients)

Core legacy products STILL look the same and offer little flavor innovation	Ingredient list STILL filled with hard-to-pronounce and obscure sounding ingredients


Campbell's
GREAT for COOKING
Broccoli Cheese

Broccoli Cheese Soup
CONDENSED SOUPS


Campbell's
Beef Noodle

Beef Noodle Soup
CONDENSED SOUPS

Campbell Beef Noodle Soup recipe

Ingredients: Beef Stock, Seasoned Beef (Contains Up To 10% Of A Solution Of Water, Salt, Sodium Phosphate), Mushrooms, Modified Food Starch, Contains Less Than 2% Of: Salt, Wheat Flour, Vegetable Oil, Yeast Extract, Monosodium Glutamate, Caramel Color, Flavoring, Dehydrated Onions, Beef Flavor (Contains Beef Stock, Yeast Extract), Hydrolyzed Soy Protein, Hydrolyzed Wheat Gluten, Dextrose.

Campbell is failing to deliver on the modern values that consumers now expect

Source: Third Point LLC; Company Materials

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Note: IRI data through 9.23.18; numbers rounded Source: Third Point LLC; IRI; Company Materials SOUP – INNOVATION Independent Slate sees opportunity to incorporate greater innovation into the core (where it matters most) Slow Kettle Well Yes! Home Style On The Go Core Campbell’s and Chunky brands still account for 90% of Campbell-brand soup sales… …yet most innovation (packaging, flavors, ingredients) is going into tiny sub-brands

SOUP – INNOVATION Independent Slate sees opportunity to adapt Conagra’s “frozen playbook” and better incorporate relevant innovation into core legacy products Note: Nielsen data through 9.8.18 Source: Third Point LLC; Nielsen; Conagra Company Materials Conagra’s “frozen playbook” provides roadmap to reinvigorate Campbell’s core legacy soup products, despite industry challenges New management at Conagra updated packaging, flavors, and ingredients for modern tastes Banquet & Healthy Choice now seeing significant growth after years of declines

SOUP – PRICING Independent Slate sees opportunity to optimize pricing to stem market share losses Note: Price gap analysis from Morgan Stanley based on Nielsen data; Market share data (last 52wks) through 7.29.18 (per Campbell fiscal 4q18 public presentation) Source: Third Point LLC; Morgan Stanley; Nielsen; Company Materials Campbell raised prices too high without adding incremental value Customers and consumers are voting with their wallets, leading to large declines in market share

Note: Achieved savings through fiscal 4q18 Source: Third Point LLC; Company Materials COST SAVINGS Independent Slate sees opportunity to execute on Campbell’s in-flight cost savings program Streamline organization Expand ongoing zero-based budgeting work Optimize existing manufacturing network Drive procurement and supply chain savings Independent Slate sees opportunity to reinvest some cost savings back into the business Remaining in-flight cost savings worth $230m Key initiatives

Note: Synergies include savings from legacy Snyder’s-Lance savings program; achieved synergies through fiscal 4q18 Source: Third Point LLC; Company Materials DEAL SYNERGIES Independent Slate sees opportunity to capture announced Snyder’s-Lance deal synergies Distribution and warehouse efficiencies Manufacturing and supply chain optimization Procurement savings Trade spend, promotions, sales and marketing Shared services, back office savings Remaining deal synergies worth $260m Key initiatives

SNACKS Independent Slate sees opportunity to participate in growth of (attractive) snacks category Note: IRI data through 9.23.18 Source: Third Point LLC; IRI; Company Materials Operate in major category segments like crackers, pretzels, and cookies Opportunity to participate in category premiumization through on-trend innovation Large brands like Goldfish, Milano, and Snyder’s have strong brand equity with loyal consumers Attractive portfolio of rapidly growing smaller brands like Kettle, Cape Cod, and Late July US salty snacks and cookies categories steadily grow at 3-4% in IRI measured channels Campbell portfolio should be able to at least grow in-line with broader category

OTHER VALUE DRIVERS Independent Slate sees opportunity to drive additional value across the business Source: Third Point LLC; Company Materials Bring Pop Secret (microwavable popcorn) into fast growing ready-to-eat popcorn category Acquire smaller, better-for-you snacking brands Explore divestitures of non-core products, e.g. Pepperidge Farm Frozen Cakes (frozen desserts) Optimize DSD system by simplifying highly complex routes to market (over time) Better participate in new growth areas in soup (e.g. broth, ethnic flavors) Reduce soup seasonality through innovation (e.g. ready-to-drink, eat chilled soups) Regain leadership in Italian and Mexican sauce categories to drive Prego and Pace brand sales Modernize V8 trademark to better participate in smoothie and juice trends Contribution from initiatives not built into Independent Slate operating plan and represents incremental upside Soup, simple meals, beverages Snacks

Note: Assumes 75% of remaining legacy cost savings ($230m) and remaining deal synergies ($260m) achieved beyond FY19 Source: Third Point LLC; Company Materials EARNINGS POWER Independent Slate sees opportunity to significantly increase earnings power under new leadership Base EBITDA: FY19E EBITDA based on mgmt guidance and announced divestitures Fix Soup: Recoup half of lost Campbell-brand soup sales (since FY15) by “refreshing” core legacy products Cost Savings: Capture remaining cost savings with 50% reinvested back into business Deal Synergies: Capture remaining Snyder’s-Lance deal synergies Grow Snacks: Participate in 3-4% category growth with attractive incremental margin Path to $2 billion of EBITDA by FY22 Key assumptions

PRICE TARGET

Independent Slate sees opportunity to create significant shareholder value under new leadership

Shares could be worth $70 by FY22

Metric	Value	Comment
FY22 EBITDA ($m)	2,000	*Per value creation bridge*
Target Multiple	12.0x	*Discount to Kellogg, Kraft Heinz, General Mills*
Enterprise Value	24,000	
(-) Net Debt	(9,700)	*As of fiscal 4q18*
(+) Asset Sales	3,500	*In-line with range of sell-side estimates*
(+) Free Cash Flow	3,500	*Four years of FCF (FY19-FY22); includes dividends*
Equity Value	21,300	
Shares Outstanding	302	*As of fiscal 4q18*
Price Target	**$70**	

Only under new leadership can Campbell (1) improve core soup, (2) reliably grow snacks, and (3) successfully execute on in-flight savings plans, and (4) regain credibility with investors

Source: Third Point LLC; Company Materials; Bloomberg

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BIOGRAPHIES

FRANCI BLASSBERG FRANCI BLASSBERG Of Counsel at Debevoise & Plimpton LLP Ms. Franci Blassberg has been Of Counsel at Debevoise & Plimpton LLP since 2013 and served as a partner from 1985 until 2012. She spent her career advising clients in setting legal strategy, negotiating complex transactions and counseling on a broad range of business issues. Ms. Blassberg served as a member of Debevoise & Plimpton LLP’s Management Committee and as the founder and co-chair of the Private Equity practice. Ms. Blassberg currently teaches at Cornell Law School, focusing on courses in corporate governance and private equity. Ms. Blassberg has been a member of the Board of Directors of The Lazard Funds, Inc. and Lazard Retirement Series, Inc. since 2014 and also serves as a member of the Audit Committee. Ms. Blassberg is also Presidential Councillor at Cornell University, a Vice Chair of the Board of the New School, and a member of the Boards of the New York City Ballet and the New York Historical Society. Ms. Blassberg received a B.A. with distinction from Cornell University and a J.D. magna cum laude from Cornell Law School. Throughout her career, Ms. Blassberg has worked with companies as an advisor to address significant corporate transactions, corporate governance issues and corporate finance strategies. This experience includes significant time and effort spent with directors, employees, management teams and investors. Source: Third Point LLC

MATTHEW COHEN MATTHEW COHEN Managing Director, Third Point Matthew Cohen is a Managing Director and Head of Consumer investments at Third Point. He joined the firm in 2008 and now oversees the fund’s efforts across the global consumer sector. Over the years, he has led successful investments in many food & beverage companies, including Sara Lee, Constellation Brands, Kraft Heinz, Anheuser-Busch InBev, and Nestlé. He was also integrally involved in the firm’s last proxy fight, which helped secure three board seats for the firm at Sotheby’s, and has worked closely with Third Point’s directors to increase value for Sotheby’s shareholders. Previously, he was an associate at Bain Capital, where he focused on private equity investments, and a strategy consultant at McKinsey & Company. Mr. Cohen graduated summa cum laude with a B.S.E. in Economics from the Wharton School at the University of Pennsylvania. Source: Third Point LLC

SARAH HOFSTETTER SARAH HOFSTETTER President of ComScore, Inc. (effective October 4, 2018) Ms. Sarah Hofstetter will become President of ComScore, Inc., effective October 4, 2018, a global information and analytics company that measures consumer audiences and advertising across media platforms. Effective October 3, 2018, Ms. Hofstetter will resign as Chairwoman of 360i, a U.S. advertising arm of Dentsu, Inc., a Japanese advertising and public relations company, that has helped its clients capitalize on industry changes, a position Ms. Hofstetter assumed in April 2018. From 2013 until April 2018, Ms. Hofstetter served as Chief Executive Officer of 360i, and from 2006 to 2010 as Senior Vice President, Emerging Media & Brand Strategy. Under Ms. Hofstetter’s stewardship, 360i was named Adweek’s Breakthrough Media Agency of the Year in 2018 and featured in Ad Age’s coveted A-List issue for eight consecutive years from 2011 to 2018. Ms. Hofstetter currently sits on the Board of Directors of American Association of Advertising Agencies (“4A”), and was named to both the 2014 American Advertising Federation Hall of Achievement and the 4A’s list of 100 People Who Make Advertising Great in 2017. Prior to joining 360i, Ms. Hofstetter founded Kayak Communications, a marketing agency focused on developing brand strategy and communications plans for new media brands, where she also served as President from 2004 to 2006. Before starting her own agency, Ms. Hofstetter served in a series of senior leadership positions at Net2Phone, a subsidiary of IDT Corporation, from 1998 to 2004 and at IDT Corporation, a telecommunications company, from 1996 to 1998. Ms. Hofstetter graduated from Queens College, City University of New York with a B.A. in Sociology and Journalism. Over the course of her career, Ms. Hofstetter has served in positions requiring strong leadership and has demonstrated an ability to help steer businesses through times of disruption. Source: Third Point LLC

MUNIB ISLAM MUNIB ISLAM Partner, Third Point Munib Islam is a Partner at Third Point where he leads the firm’s efforts in global equity research and investing. He also sits on the firm’s Risk Committee. Munib worked at Third Point from 2004-2008 and rejoined the firm in 2011, after returning from Highbridge Capital, where he was a Managing Director and Portfolio Manager of Highbridge’s European Value Equities fund. Before coming to Third Point, Munib worked as an Associate at Oak Hill Capital and at Lazard LLC. He received a B.A. in Economics magna cum laude from Dartmouth College and an MBA from the Graduate School of Business at Stanford University. He has attended the World Economic Forum in Davos as a delegate since 2012. In 2014, he was invited to be a guest Professor at Columbia Business School, where he taught students value investing. In 2015, Munib joined the Board of Directors at Baxter International, a $40 billion global medical device company. Munib serves on the Audit committee, attends meetings of the Compensation and Governance committees, and has played a role in many facets of Baxter’s successful operational and financial turnaround. Since Munib joined the Board of Baxter, its shares have more than doubled in value. Source: Third Point LLC

LAWRENCE C. KARLSON LAWRENCE C. KARLSON Former Chairman and Chief Executive Officer of Berwind Financial Corporation Mr. Lawrence Karlson is a private investor. He has served as a member of the Advisory Board of the Berwind Corporation, a multi-billion-dollar investment company, since 1989 and currently is the Chair of the Audit Committee and member of the Finance Committee. Mr. Karlson formerly served as the Chairman and Chief Executive Officer of Berwind Financial Corporation, a leveraged buyout firm, from 2001 to 2004. He also served as a director and chair of Amerisource Corporation until 2001. Mr. Karlson began his career at Fisher & Porter Co., an instruments manufacturer, where he served in various positions, including Director and President of U.S. Operations. In 1983, Mr. Karlson formed Nobel Electronics that subsequently merged with Pharos AB, an instruments manufacturer, where he served as a director and became President and Chief Executive Officer. In 1990, Pharos AB acquired Spectra Physics. He served the successor company Spectra Physics AB, a provider of laser technology and products, as a director and non-executive Chairman until his retirement the same year. Mr. Karlson has served on the Board of Directors of H&E Equipment Services, Inc. since 2002. He previously served on the Board of Directors of CDI Corporation from 1989 to 2017 and the Board of Directors of the Company from 2009 to 2015 where he also served on the Audit Committee and the Finance and Corporate Development Committee. Mr. Karlson also serves on the Board of Directors of Harris Group, Inc.as the Chair of the Compensation Committee and a member of the Audit Committee and Aegis Software, Inc. as a member of the Compensation Committee. Mr. Karlson graduated with a Diploma in Engineering from Ryerson University, Toronto, Canada, in 1963 and received an MBA from the Wharton School of the University of Pennsylvania in 1980. Mr. Karlson has 50 years of experience as an international manager and extensive experience on the Board of Directors of numerous companies in a wide variety of industries. Mr. Karlson is also the author of “Corporate Value Creation—An Operations Framework for Nonfinancial Managers” published in 2015. Through his service on the Company’s Board of Directors, he also has extensive knowledge about the Company. Source: Third Point LLC

BOZOMA SAINT JOHN BOZOMA SAINT JOHN Chief Marketing Officer of Endeavor Co. Ms. Bozoma Saint John has served as Chief Marketing Officer of Endeavor Co. since June 11, 2018. Prior to joining Endeavor Co., Ms. Saint John served as Chief Brand Officer of Uber Technologies Inc., an on-demand car service company, from June 2017 until June 11, 2018. Additionally, she served as Head of Global Consumer Marketing for Apple Music from April 2014 until June 2017 and Head of Music and Entertainment Marketing for PepsiCo from January 2011 until April 2014. Ms. Saint John has been recognized in Fast Company’s 100 Most Creative People; Ad Age’s 50 Most Creative People, Innovators & Stars; Fortune’s Disruptors and 40 Under 40; Billboard’s Female Executive of the Year; Ebony’s 100 Most Powerful Executives; and Adweek’s Most Exciting Personalities in Advertising. Ms. Saint John has approximately twenty years of marketing and advertising experience with public, global brands. Source: Third Point LLC

KURT T. SCHMIDT KURT T. SCHMIDT Former Director and Chief Executive Officer of Blue Buffalo Company Mr. Kurt Schmidt is currently retired and formerly served as a director and the Chief Executive Officer of Blue Buffalo Company, Ltd. (“Blue Buffalo”), a pet food company, from 2012 to December 31, 2016. Prior to joining Blue Buffalo, from 2011 to 2012, Mr. Schmidt served as a Deputy Executive Vice President at Nestlé Nutrition at Nestlé S.A. (“Nestlé”), a multinational food and beverage company. At Nestlé, Mr. Schmidt was responsible for the $8 billion global Health & Wellness Division, and he was a member of Nestlé’s Executive Committee. Mr. Schmidt joined Nestlé in 2007 as part of its acquisition of Gerber Products from Novartis, where he was the President and Chief Executive Officer of Gerber Products Company, a baby food and baby products manufacturer, from 2004 to 2007. Mr. Schmidt received a B.S. in Chemistry from the United States Naval Academy and an MBA from the University of Chicago. Through his service in senior management roles for various companies in the food and beverage industry, Mr. Schmidt has extensive industry knowledge. Source: Third Point LLC

RAYMOND SILCOCK RAYMOND SILCOCK Chief Financial Officer of International Nutrition & Wellness Holdings Mr. Raymond Silcock has been the chief financial officer of International Nutrition & Wellness Holdings, a Rosewood private investment company with a mission to partner with and acquire companies in the nutrition and wellness space, August 2018. Mr. Silcock previously served as the Chief Financial Officer of CTI Foods from June 2016 to July 2018. CTI Foods is a culinary-driven company that offers a diverse range of custom food solutions to the foodservice industry. Prior to this role, Mr. Silcock served as Executive Vice President and Chief Financial Officer of Diamond Foods Inc. from June 2013 until its sale to Snyders-Lance in March 2016. Previously, Mr. Silcock was Senior Vice President and Chief Financial Officer of The Great Atlantic and Pacific Tea Company following its emergence from bankruptcy in March 2012 until February 2013 and was the Head of Finance from December 2011 to March 2012. From December 2009 to December 2011, he was an independent management consultant with clients including The Great Atlantic and Pacific Tea Company and Palm Ventures LLC. Mr. Silcock was Senior Vice President and Chief Financial Officer of UST Inc. from July 2007 until it was acquired by Altria in April 2009. Before joining UST Inc., Mr. Silcock was Executive Vice President and Chief Financial Officer of Swift & Company from 2006 to 2007 and Executive Vice President and Chief Financial Officer of Cott Corporation from 1998 to 2005. Mr. Silcock also held various positions at Campbell Soup Company, where he worked from 1979 to 1997, culminating in Vice President, Finance for the Bakery and Confectionary Division. Mr Silcock has been a member of the Board of Directors of Pinnacle Foods, Inc. since 2008 and currently serves as chair of the Audit Committee and is a member of the Compensation Committee. Mr. Silcock also joined the Board of Directors of Jones Soda Co. in 2018. Mr. Silcock received his MBA from the Wharton School of the University of Pennsylvania and is a Fellow of the Chartered Institute of Cost & Management Accountants (United Kingdom). Mr. Silcock has significant executive and board level experience, including experience leading a consumer packaged goods company. Mr. Silcock also has held positions with a focus on financial management and financial reporting. Source: Third Point LLC

DAVID SILVERMAN DAVID SILVERMAN Founder and Chief Executive Officer of CrossLead Mr. David Silverman is the Founder and Chief Executive Officer of CrossLead, Inc (“CrossLead”). CrossLead was founded in 2016 and is a technology company whose product suite is being used by top leaders and companies around the globe. As CEO, Mr. Silverman is responsible for the success, growth, profitability, and strategic direction of the company and he is actively involved in product development and supporting client engagements. Prior to CrossLead, Mr. Silverman co-founded the McChrystal Group, an advisory services and leadership development firm, where he served as CEO from 2011 until 2015. A graduate of the United States Naval Academy, David served as a Navy SEAL from 1998-2011. He is an experienced and combat decorated veteran with six operational deployments around the world, including combat deployments to Iraq, Afghanistan, and Southeast Asia. Mr. Silverman is active in several veteran non-profits, is on the board of the Navy League and is a member of the Young Presidents Organization. Over the course of his career, Mr. Silverman has served in positions requiring strong leadership and management skills. Source: Third Point LLC

MICHAEL J. SILVERSTEIN MICHAEL J. SILVERSTEIN Former Operating Executive at The Carlyle Group Mr. Michael Silverstein served as an operating executive at The Carlyle Group from December of 2016 to September of 2018, where he conducted research and due diligence on possible acquisitions for the Carlyle Group U.S. Buyout Company. Mr. Silverstein formerly served as a Senior Partner and Managing Director at the Boston Consulting Group ("BCG"), a multinational management consulting firm, from 1993 to 2016, where he ran major engagements as an external consultant to major packaged goods, retail and other clients. During his employment at BCG, he provided a wide range of client services, helping companies achieve their goals of growth, M&A, cost reduction and innovation, and also served on BCG's Executive Committee. He served as Global Practice Leader for BCG's Consumer and Retail Practice. Mr. Silverstein previously served on the Board of Directors of FTD Companies, Inc. from 2014 to 2017. Mr. Silverstein also served on the Board of Directors of Acosta, Inc., a Carlyle Group portfolio company, from 2017 to 2018. Mr. Silverstein received a B.A. in Economics and History from Brown University and an MBA with distinction from Harvard Business School. Mr. Silverstein is an authority on consumer marketing and profit improvement in consumer packaged goods businesses. He also published five books about consumer trends, consumer buying patterns and growth levers which have been translated into a dozen languages and used as textbooks at many business schools. He is an authority on food, role of diet in health, grocery retailing, category growth strategy and return expectations. Source: Third Point LLC

GEORGE STRAWBRIDGE GEORGE STRAWBRIDGE Private Investor Mr. George Strawbridge, Jr. is currently a private investor. Mr. Strawbridge was a member of the Company’s Board of Directors from 1988 until 2009. While a director of the Company, he served on various committees including the Governance Committee (1992-2005; Chair from 1997-2005), Executive Committee (1992-2002), Audit Committee (1988-1993; 2001-2009), Compensation and Organization Committee (1994-1999) and Finance and Corporate Development Committee (2000; 2006-2009). Mr. Strawbridge was also a director of Meridian Bancorp. from 1988 until 1996 and CoreStates Bank from 1996 until 1998, when it was acquired by First Union, which in turn was acquired by Wells Fargo. He received a B.A. from Trinity College and an M.A. and Ph.D. (with distinction) in Latin American History from the University of Pennsylvania. As a descendent of Campbell Soup Company’s founder and a prior director on the Board of the Company, Mr. Strawbridge has extensive knowledge of the Company’s history, organization and culture. For these reasons, the Third Point Persons believe Mr. Strawbridge is exceptionally well-qualified to serve as a director of the Company. Source: Third Point LLC

WILLIAM D. TOLER WILLIAM D. TOLER Former President and Chief Executive Officer of Hostess Brands Mr. William Toler formerly served as the President and Chief Executive Officer of Hostess Brands, Inc. (“Hostess”), a packaged food company, from 2016 until his retirement in 2018 and as a director of Hostess from 2017 to 2018. He also served as the President and Chief Executive Officer of Hostess Brands, LLC from 2014 to 2018. Prior to joining Hostess Brands, LLC, he worked as an operating partner at Oaktree Capital, an asset management company, from 2013 to 2014. Prior to that, he served from 2008 to 2013 as the Chief Executive Officer of AdvancePierre Foods, Inc. (“AdvancePierre”), a supplier of value-added protein and hand-held convenience products. Prior to joining AdvancePierre, Mr. Toler was President of Pinnacle Foods, a packaged foods company, from 2005 to 2008, and President of Campbell Sales Company, a subsidiary of the Company, from 1995 to 2000. He has also held key positions at ICG Commerce, Nabisco, Reckitt & Colman Limited and The Procter & Gamble Company. Mr. Toler graduated from North Carolina State University in 1981 with majors in both business management and economics. He has 38 years of experience in the consumer packaged goods industry. Through the senior management role at Campbell Sales Company, he also has extensive knowledge about the Company. Source: Third Point LLC

CONCLUSION Time to #RefreshTheRecipe and elect the Independent Slate www.RefreshCampbells.com Source: Third Point LLC

* * * *

IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.